Exhibit 10.3

MAIN STREET CAPITAL CORPORATION

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.                                      Purpose and Effective Date.  The purpose of this Plan is to provide the non-employee members of the Board of Directors of the Company with an opportunity to defer payment of all or a portion of their annual retainer.  The Plan shall be effective as of June 3, 2013.

2.                                      Definitions. The following terms shall have the meanings given in this section unless a different meaning is clearly implied by the context:

(a)                                 “Board” means the board of directors of Main Street Capital Corporation.

(b)                                 “Company” means Main Street Capital Corporation.

(c)                                  “Deferred Compensation Account” means an account maintained for each director who makes a deferral election as described in Section 4.

(d)                                 “Fair Market Value” means the greater of (i) the closing price of the common stock of the Company on the trading day preceding the date the retainer or hypothetical dividend, as applicable, would otherwise be payable, as reported on the New York Stock Exchange - Composite Transactions or on such other exchange on which the Company’s common stock is traded and (ii) the most recently determined net asset value of the common stock of the Company immediately prior to or on each such applicable trading day.

(e)                                  “Plan” means the Main Street Capital Corporation Deferred Compensation Plan for Non-Employee Directors.

(f)                                   “Plan Administrator” means the Corporate Secretary of the Company or his or her designee.

(g)                                  “Retainer” means the annual cash retainer receivable for service as a director of the Company, but not lead director retainers, chairperson retainers, meeting fees, or any other compensation or expense reimbursement.

3.                                      Eligibility.  All members of the Board who are not employees of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan.

4.                                      Election to Defer Retainer.

(a)                                 Manner and Amount of Deferral Election.  A participant may elect to defer receipt of all or a specified portion of the Retainer by giving written notice on an election form provided by the Plan Administrator specifying the amount of the deferral.  The amount of the deferral shall be $25,000, $50,000, $75,000, $100,000, or 100% of the Retainer, or such other amounts or percentages permitted by the Plan Administrator and specified on the election form.

(b)                             Time of Election.  Elections to defer the Retainer shall be made at the following times:

(i)                                     A sitting director may elect to defer the Retainer, or change or discontinue a prior election to defer the Retainer, at such time or times during the calendar year as permitted by the Plan Administrator.  Such election shall be effective for Retainers paid in the following calendar year and thereafter.

(ii)                                  A nominee for election to director (who is not at the time of nomination a sitting director and was not previously eligible to participate in this Plan) may elect to defer the Retainer any time prior to election to the Board and prior to commencing service as a director.  Such deferral election shall be effective for Retainers paid on and following the director’s commencement of services as a director.

(iii)                               A sitting director who is a director as of the date of adoption of the Plan may elect to defer the Retainer no later than June 12, 2013.  Such deferral election shall be effective for Retainers paid on and following June 13, 2013.

(c)                                  Change in, or Discontinuance of, Deferral Election.  Unless changed or discontinued in accordance with Section 4(b)(i), a deferral election shall continue in effect with respect to each Retainer paid until the end of the participant’s service as a director.

5.                                      Deferred Compensation Accounts.  The Company shall establish on its books and records a Deferred Compensation Account for each participant, as provided below.

(a)                                 A deferred Retainer shall be credited to the participant’s Deferred Compensation Account.  The Company shall credit to the Deferred Compensation Account that number of phantom stock units that is equal to the number of whole and fractional shares of common stock of the Company that could be purchased at Fair Market Value with an amount equal to such deferral.

(b)                                 The phantom stock units held in a participant’s Deferred Compensation Account shall be credited with hypothetical dividends.  Hypothetical dividends are an amount equal to dividends actually paid, from time to time, on shares of the Company’s common stock, determined as if the number of phantom stock units credited to the participant’s Deferred Compensation Account were actual shares of common stock on the record date of such dividend. Hypothetical dividends will be treated as if they had been used to purchase at Fair Market Value the number of whole and fractional phantom stock units that could be purchased with an amount equal to such hypothetical dividends.

6.                                      Payment of Deferred Compensation.

(a)                                 Time and Manner of Payment.  A participant’s Deferred Compensation Account under the Plan shall be distributed in a lump sum within 90 days of the participant’s separation from service (within the meaning of section 409A of the Internal Revenue Code) with the Company.  In the event of a participant’s death prior to separation from service, the Deferred Compensation Account shall be distributed to the participant’s estate in a lump sum within 90 days of the date of death, provided, however, that if the Plan Administrator permits the designation of a beneficiary under the Plan, then the Deferred Compensation Account shall be distributed to such beneficiary or, if none, to the participant’s estate in a lump sum within 90 days of the date of death.

(b)                                 Medium of Payment.  Payments from the Deferred Compensation Account shall be made in whole shares of the Company’s common stock for each whole phantom stock unit, and in cash for any fractional phantom stock unit.  Shares of the Company’s common stock paid to directors under the Plan shall be paid with newly issued shares or shares purchased by the Company on the New York Stock Exchange or on such other exchange on which the Company’s common stock is traded.

7.                                      Unfunded Promise to Pay; No Segregation of Funds or Assets.  Nothing in this Plan shall require the segregation of any assets of the Company or any type of funding by the Company, it being the intention of the parties that the Plan be an unfunded arrangement for federal income tax purposes.  No participant shall have any rights to or interest in any specific assets or shares of common stock of the Company by reason of the Plan, and any participant’s rights to enforce payment of the obligations of the Company hereunder shall be those of a general creditor of the Company.

8.                                      Restricted Securities.  The shares of the Company’s common stock paid to directors under the Plan, whether newly issued shares or previously issued shares acquired by the Company, will be deemed to be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  Accordingly, such shares must be resold in compliance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.

9.                                      Nonassignability.  The right of a participant to receive any unpaid portion of the participant’s Deferred Compensation Account shall not be assigned, transferred, pledged or encumbered or subjected in any manner to alienation or anticipation.

10.                               Administration.  This Plan shall be administered by the Plan Administrator, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.  The Plan Administrator’s interpretation of the Plan shall be final and binding on all parties.  In the event of any stock split, reverse stock split, merger, reorganization, extraordinary dividend or other similar transaction or event affecting the common stock of the Company, the Plan Administrator is authorized to make appropriate adjustments to participants’ Deferred Compensation Accounts to reflect such transactions or events.

11.                               Construction.  The Plan is intended to comply with Internal Revenue Code Section 409A and any regulations and guidance thereunder and shall be interpreted and operated in accordance with such intent.  The laws of the state of Texas shall govern all questions of law arising with respect to the Plan, without regard to the choice of law principles of any jurisdiction, except where the laws governing the Plan are preempted by the laws of the United States.  The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.  This document constitutes the entire Plan, and supersedes any prior oral or written agreements on the subject matter hereof.

12.                               Amendment and Termination.  The Board is authorized to make any amendments and modifications to the Plan at any time, and the Plan Administrator is authorized to make amendments and modifications to the Plan that he or she deems necessary for ease of administration and for carrying out the purpose of the Plan.  The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treas. Reg. §1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.  Notwithstanding the foregoing, no such amendment, modification, or termination shall, without the consent of a participant, adversely affect the amounts theretofore accrued in the participant’s Deferred Compensation Account.